2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION ANNOUNCES ENGAGEMENT OF REAL
ESTATE CONSULTANT AND NEW DIRECTOR-NOMINEE

- Engagement of Nationally Recognized Real Estate Consultant Targeted with Goal of Additional
Annualized Occupancy Savings of $4 to $7 million -
- Reiterates Full Year Guidance for Fiscal 2019 -
- Announces Allison Wing will be a Director-Nominee at 2019 Annual Meeting of Stockholders -

Minneapolis, MN, April 10, 2019 - Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today announced the engagement of a leading national third-party real estate consulting firm specializing in lease restructuring to accelerate and increase occupancy cost savings. The targeted goal of this engagement is annualized savings of between $4 million and $7 million.

The Company also announced that it reiterates its full year guidance for fiscal 2019 based on the recent improvement in comparable sales trends and continued traction from ongoing initiatives.

Keri Jones commented “We are pleased to see the improvement in sales trends for fiscal March (which ended April 6th), following challenging results in February. Customers have responded favorably to our recent product assortments resulting in an increase in conversion rates and units per transaction in fiscal March.”

For the full year of Fiscal 2019, the Company continues to expect:

•	Net sales growth of 2% to 3%;

•	Gross margin expansion of 300 to 350 basis points;

•	SG&A as a percentage of sales to decline 150 to 200 basis points; and

•	Inventory turns to improve as compared to fiscal 2018.

The Company also announced that the Board of Directors has nominated Allison Wing as a director-nominee for election at the Company’s 2019 Annual Meeting of Stockholders, to be held June 26, 2019.

Ms. Wing is currently the Chief Marketing/Digital Officer for Bright Health, a health insurance company. Previously, Ms. Wing served as the Chief Marketing Officer and Executive Vice President of Digital Channels at Maurice’s Incorporated (a division of Ascena Retail Group, Inc.) from August 2014 through May 2017. At Maurice’s, Ms. Wing launched the company’s first multi-tender loyalty program, developed the company’s first customer insights data production platform, and launched their enterprise-wide e-commerce platform. Prior to joining Maurice’s in 2014, Ms. Wing was the CEO and founder of giggle, Inc., a multichannel retailer, wholesaler and licenser of baby products. Ms. Wing is also on the Board of Directors of Casey’s General Stores, Inc.

“Ali will bring extensive experience and knowledge of digital marketing, omni-channel retail and customer insights to our Board of Directors”, said Ms. Jones. “Her perspective and guidance will be a tremendous asset to our business”.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of April 10, 2019, the Company operates 457 stores in 45 states consisting of 313 MPW stores, 81 Outlet stores, 33 Christopher & Banks stores, and 30 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords: Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Keri Jones
President and Chief Executive Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214